Artesian Resources Corporation Reports Third Quarter and Year-To-Date 2024 Results

Newark, Delaware, November 4, 2024 – Artesian Resources Corporation (Nasdaq: ARTNA), a leading provider on the Delmarva Peninsula of water and wastewater services, and a number of other related business services, today announced third quarter and year-to-date results for 2024.

Third Quarter Results

Net income was $6.8 million, a $1.7 million, or 34.4%, increase compared to net income recorded for the three months ended September 30, 2023. Diluted net income per share was $0.66 compared to $0.49 for the same period in 2023.

Revenues totaled $29.1 million for the three months ended September 30, 2024, $2.6 million, or 9.7%, more than revenues for the three months ended September 30, 2023.

Water sales revenue increased $2.5 million, or 11.3%, primarily as a result of a temporary rate increase of 14.6% of gross water sales placed into effect on November 28, 2023, as permitted under Delaware law. These temporary rates were replaced with the final approved rates pursuant to a Delaware Public Service Commission (DEPSC) order that authorized a total increase of approximately 15.2%, with a rate effective date of June 12, 2024. The increase in both temporary rates and final approved customer base rates was partially offset by the Company’s Distribution System Improvement Charge (DSIC) rate of 7.50% then in effect resetting to zero upon implementation of the temporary rate increase. In addition, there was an increase in overall water consumption due to drier weather experienced during the three months ended September 30, 2024 compared to the same period in 2023 and an increase in the number of customers served.

Other utility operating revenue increased approximately $0.1 million, or 3.8%. This increase was primarily due to an increase in wastewater revenue associated with an increase in the number of customers served.

“We are pleased to report an increase in water sales revenues as a result of new customers served, higher customer consumption and the resolution of our Delaware water rate case. In addition to the increase in revenues, we continue to successfully manage expenses despite inflationary pressures and more stringent regulatory requirements,” said Dian C. Taylor, CEO.

Operating expenses, excluding depreciation and income taxes, increased $0.7 million, or 4.9%. Utility operating expenses increased $0.5 million, or 4.6%, primarily the result of increased costs associated with purchased power, purchased water, supply and treatment, administrative expenses, and transmission, distribution and collection system expenses.

Non-utility operating expenses increased $0.1 million, or 8.1%, primarily due to an increase in and the timing of plumbing repair costs associated with the Service Line Protection Plans (SLP Plans).

Depreciation and amortization expense decreased $0.2 million, or 4.5%, primarily due to revised depreciation and amortization rates in utility plant as approved in the rate case effective June 12, 2024. The decrease was partially offset by additional depreciation from continued investment in utility plant related to providing supply, treatment, storage and distribution of water to customers and service to our wastewater customers.

Federal and state income tax expense increased $0.1 million, or 4.7%, primarily due to higher pre-tax income in 2024 compared to 2023, partially offset by adjustments in 2023 related to the application of net operating loss valuation allowances.

Property and other taxes increased $0.1 million, or 4.6%, primarily due to an increase in New Castle County, Delaware tax rates on utility plant, an increase in utility plant subject to taxation and an increase in payroll taxes.

Other income decreased $0.2 million, primarily due to a decrease in allowance for funds used during construction (AFUDC) as a result of lower long-term construction activity subject to AFUDC.

Year-to-Date Results

Net income was $16.5 million, a $3.3 million, or 25.2%, increase compared to net income recorded for the nine months ended September 30, 2023. Diluted net income per share was $1.61 compared to $1.33 for the same period in 2023.

Revenues totaled $81.1 million for the nine months ended September 30, 2024, $6.8 million, or 9.1%, more than revenues for the nine months ended September 30, 2023.

Water sales revenue increased $6.1 million, or 10.2%, primarily as a result of a temporary rate increase of 14.6% of gross water sales placed into effect on November 28, 2023, as permitted under Delaware law. These temporary rates were replaced with the final approved rates pursuant to a DEPSC order that authorized a total increase of approximately 15.2%, with a rate effective date of June 12, 2024. The increase in both temporary rates and final approved customer base rates was partially offset by the Company’s DSIC rate of 7.50% then in effect resetting to zero upon implementation of the temporary rate increase. In addition, there was an increase in overall water consumption due to drier weather experienced during the nine months ended September 30, 2024 compared to the same period in 2023 and an increase in the number of customers served.

Other utility operating revenue increased approximately $0.6 million, or 6.4%. This increase is primarily due to an increase in wastewater revenue associated with an increase in the number of customers served.

Non-utility operating revenue increased approximately $0.1 million, or 1.7%, primarily due to an increase in SLP Plan revenue.

Operating expenses, excluding depreciation and income taxes, increased $2.1 million, or 4.9%. Utility operating expenses increased $1.8 million, or 5.1%, primarily the result of increased costs associated with supply and treatment, payroll and employee benefits, purchased power, administrative expenses, purchased water and transmission, distribution and collection system expenses.

Non-utility operating expenses increased $0.1 million, or 4.4%, primarily due to an increase in and the timing of plumbing repair costs associated with the SLP Plans.

Depreciation and amortization expense increased $0.3 million, or 3.0%, primarily due to continued investment in utility plant providing supply, treatment, storage and distribution of water to customers and service to our wastewater customers.

Federal and state income tax expense increased $0.8 million, or 16.0%, primarily due to higher pre-tax income in 2024 compared to 2023, partially offset by adjustments in 2023 related to the application of net operating loss valuation allowances.

Property and other taxes increased $0.2 million, or 3.8%, primarily due to an increase in New Castle County, Delaware tax rates on utility plant, an increase in utility plant subject to taxation and an increase in payroll taxes.

Other income decreased $0.7 million, primarily due to a decrease in AFUDC as a result of lower long-term construction activity subject to AFUDC.

Interest charges decreased $0.4 million, primarily due to a decrease in short-term debt interest related to lower borrowing levels on the Company’s lines of credit.

Capital Expenditures

As part of Artesian’s ongoing effort to ensure high-quality reliable service to customers, $30.9 million was invested in the first nine months of 2024 in water and wastewater infrastructure projects. These investments include relocation of facilities as a result of government mandates, renewals associated with the rehabilitation of aging infrastructure, installation of new main, purchase of new transportation equipment, upgrading and automating our meter reading equipment, construction of a new wastewater treatment plant and upgrading existing pumping stations to better serve our customers.

“Artesian continues to proactively invest in water quality initiatives, ahead of the evolving regulatory landscape, addressing matters such as PFAS contamination and lead in water service lines. With the EPA’s recent regulation concerning lead in water pipes, Artesian is working diligently to identify lead service lines throughout our system in order to mitigate any potential risks to customers,” said Nicki Taylor, President of Artesian Water Company.

About Artesian Resources
Artesian Resources Corporation operates as a holding company of wholly-owned subsidiaries offering water and wastewater services, and a number of other related core business services, on the Delmarva Peninsula. Artesian Water Company, the principal subsidiary, is the oldest and largest regulated water utility on the Delmarva Peninsula and has been providing water service since 1905. Artesian Water Company supplies 8.8 billion gallons of water per year through 1,470 miles of main to over a third of Delawareans.

Forward Looking Statements
This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the impact of weather on our operations, our belief regarding mitigating risks to customers related to EPA regulations, and continued growth in our business and the number of customers served. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: changes in weather, changes in our contractual obligations, changes in government policies, the timing and results of our rate requests, failure to receive regulatory approval, changes in economic and market conditions generally and other matters discussed in our filings with the Securities and Exchange Commission. While the Company may elect to update forward-looking statements, we specifically disclaim any obligation to do so and you should not rely on any forward-looking statement as representation of the Company’s views as of any date subsequent to the date of this release.

Contact:
Nicki Taylor Investor Relations
(302) 453-6900
ntaylor@artesianwater.com